UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

c/o Janssen Labs @QB3 953 Indiana Street San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2014, Amarantus Bioscience Holdings, Inc., a Nevada corporation (the “Company”) entered into a sponsored research agreement (the “Agreement”) with The Washington University (“WashU”) pursuant to which Dr. Fumihiko Urano, PhD. (“Urano”), an employee at WashU, shall perform certain research utilizing a proprietary compound of the Company’s (the “Materials”), subject to certain terms and restrictions as further described in the Agreement.

Pursuant to the Agreement, the Company shall provide financial support for the research plan, which is further described in the Agreement (the “Research Plan”), in the form of two equal payments due (i) 30 days from the date such Agreement is executed, and (ii) 30 days from the date the Company receives the final written report of Urano, pursuant to the Agreement.

Urano shall utilize the Materials only in accordance with the Research Plan and such Materials shall not be modified. The research results that arise from the Research Plan as well as any inventions conceived and created jointly by the parties (“Joint Inventions”) shall be jointly owned by the Company and WashU.

Additionally, WashU grants the Company (i) a non-exclusive, worldwide, royalty free license to utilize any inventions belonging solely to WashU conceived in WashU’s performance of the research Plan (“WashU Inventions”), and (ii) an exclusive option to obtain an exclusive, worldwide license with a right to grant sublicenses to utilize any WashU Inventions or Joint Inventions upon terms to be negotiated in good faith (the “Option”). The Company may exercise such Option within ninety (90) days of receipt of notice of such WashU Invention, which will begin a six month period in which the parties shall negotiate a license agreement to such WashU Invention during which WashU shall not grant any other party a license to such WashU Invention. If the parties are not able to agree on a license agreement after negotiating in good faith for such six month period, then WashU shall be permitted to negotiate with third parties, provided that for a period of one year after such six month negotiation period ends, WashU shall not grant a third party a license to such WashU Invention on terms less favorable than the Company’s final offer to WashU.

The term of the Agreement commenced on June 19, 2014 and shall end upon the completion of the research or the date 24 months after June 19, 2014, unless earlier terminated. The Company may terminate the Agreement for any reason upon thirty (30) days written notice. Either party may terminate the Agreement if (i) Urano becomes unavailable and the parties are unable to agree on a successor, or (ii) upon a material breach by the other party upon fourteen (14) days written notice of such breach and the non-breaching party’s failure to cure such breach within fourteen (14) days of receipt of such written notice.

The foregoing description of the Agreement does not purport to be complete and are qualified in its entirety by reference to the complete text of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: June 24, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer